Exhibit 3.1

INTERMOLECULAR, INC.

FIFTH RESTATED CERTIFICATE OF INCORPORATION

Intermolecular, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, hereby certifies as follows:

The name of this corporation is Intermolecular, Inc.  The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on June 16, 2004 under the name The BEP Group, Inc.

The Fifth Restated Certificate of Incorporation in the form of Exhibit A attached hereto has been duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

The text of the Fifth Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, this Fifth Restated Certificate of Incorporation has been signed this 4th day of March, 2011.

INTERMOLECULAR, INC.

By:	/s/ David E. Lazovsky
David E. Lazovsky, President

EXHIBIT A

FIFTH RESTATED CERTIFICATE OF INCORPORATION

OF

INTERMOLECULAR, INC.

FIRST

The name of this corporation is Intermolecular, Inc. (the “Company”).

SECOND

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH

A.            The aggregate number of shares that the Company shall have authority to issue is 164,600,000, divided into 105,000,000 shares of Common Stock each with the par value of $0.001 per share, and 59,600,000 shares of Preferred Stock each with the par value of $0.001 per share.  The Preferred Stock may be issued in one or more series, of which five such series shall be denominated the “Series A Preferred,” “Series B Preferred,” “Series C Preferred,” “Series D Preferred” and “Series E Preferred.”  The Series A Preferred shall consist of 8,399,831 shares, the Series B Preferred shall consist of 22,949,711 shares, the Series C Preferred shall consist of 14,686,698 shares, the Series D Preferred shall consist of 6,575,832 shares and the Series E Preferred shall consist of 6,618,127 shares.

B.            The terms and provisions of Preferred Stock are as follows:

1.                                       Dividends.

(a)           Treatment of Preferred Stock.  The Preferred Stock shall be entitled to receive dividends of (i) in the case of the Series A Preferred, $0.0076192 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series A Preferred), (ii) in the case of the Series B Preferred, $0.035556 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series B Preferred), (iii) in the case of the Series C Preferred, $0.150068 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series C Preferred), (iv) in the case of the Series D Preferred, $0.2433148 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series D Preferred) and (v) in the case of the Series E Preferred, $0.3323296 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series E Preferred) per annum, out of any assets at the time legally available therefore, when, as and if declared by the Board of Directors of the Company (the “Board of Directors”), prior and in preference to the Common Stock.  Any partial payment of such dividends shall be paid ratably on the Preferred Stock.  No dividends other than those payable solely in Common Stock shall be paid on any Common Stock unless and until (i) dividends have been paid on the Series A Preferred in a cumulative total amount equal to the product of $0.0076192 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series A Preferred) multiplied by the number of years and portion thereof (rounded up to a whole integer) elapsed since the first original issuance of the Series A Preferred; (ii) dividends have been paid on the Series B Preferred in a cumulative total amount equal to the product of $0.035556 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series B Preferred) multiplied by the number of years and portion thereof (rounded up to a whole integer) elapsed since the first original issuance of the Series B Preferred; (iii) dividends have been paid on the Series C Preferred in a cumulative total amount equal to the product of $0.150068 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series C Preferred) multiplied by the number of years and portion thereof (rounded up to a whole integer) elapsed since the first original issuance of the Series C Preferred; (iv) dividends have been paid on the Series D Preferred in a cumulative total amount equal to the product of $0.2433148 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series D Preferred) multiplied by the number of years and portion thereof (rounded up to a whole integer) elapsed since the first original issuance of the Series D Preferred; (v) dividends have been paid on the Series E Preferred in a cumulative total amount equal to the product of $0.3323296 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series E Preferred) multiplied by the number of years and portion thereof (rounded up to a whole integer) elapsed since the first original issuance of the Series E Preferred; and (vi) an additional dividend is paid with respect to all outstanding shares of Preferred Stock in an amount equal to or greater than the aggregate amount of dividends which would be payable to the holders of Preferred Stock if, immediately prior to such dividend payment on Common Stock, such shares of Preferred Stock had been converted into Common Stock.  The Board of Directors is under no obligation to declare dividends, no rights shall accrue to the holders of Preferred Stock if dividends are not declared, and any dividends declared shall be noncumulative.  The Company shall make no Distribution (as defined below) to the holders of shares of Common Stock except in accordance with this Section 1(a).

(b)           Distribution.  “Distribution” means the transfer of cash or property without consideration, whether by way of dividend or otherwise, or the purchase of shares of the

Company (other than in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors at a price not greater than the amount paid by such persons for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or upon exercise of a right of first refusal approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors) for cash or property, in each case, other than in accordance with Section 2 below.

(c)           Consent to Certain Repurchases.  As authorized by Section 402.5(c) of the General Corporation Law of California, Sections 502 and 503 of the General Corporation Law of California, to the extent otherwise applicable, shall not apply with respect to Distributions made by the Company in connection with the repurchase of shares of Common Stock issued to or held by employees, consultants, officers or directors at a price not greater than the amount paid by such person for such shares upon termination of their employment or services pursuant to agreements providing for the right of said repurchase or upon exercise of a right of first refusal approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

2.                                       Liquidation Rights.

(a)           Liquidation Preference. In the event of any Liquidation (as defined below), either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, out of the assets of the Company, the Liquidation Preference specified for each share of Preferred Stock then held by them before any payment shall be made or any assets distributed to the holders of Common Stock.  “Liquidation Preference” shall mean: (i) in the case of Series A Preferred, $0.09524 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series A Preferred); (ii) in the case of the Series B Preferred, $0.44445 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series B Preferred); (iii) in the case of the Series C Preferred, $1.87585 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series C Preferred); (iv) in the case of the Series D Preferred, $3.04144 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series D Preferred); and (v) in the case of the Series E Preferred, $4.15412 per share (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series E Preferred), plus, in each case, declared but unpaid dividends on such share.  If upon the Liquidation, the assets to be distributed among the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full Liquidation Preference for their shares, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and ratably among the holders of the Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)           Participation. Upon the completion of the distribution required by Section 2(a) above, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of Preferred Stock and the Common Stock with equal priority and pro rata based on the number of shares of Common Stock held by each (assuming conversion of all outstanding shares of Preferred Stock to Common Stock at the then applicable conversion rate) until such holders of Preferred Stock shall have received an aggregate of: (i) in the case of the Series A Preferred, $0.28572 per share (including amounts paid pursuant to Section 2(a) above) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like); (ii) in the case of the Series B Preferred, $1.33335 per share (including amounts paid pursuant to Section 2(a) above) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like); (iii) in the case of the Series C Preferred, $5.62755 per share (including amounts paid pursuant to Section 2(a) above) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like); (iv) in the case of the Series D Preferred, $9.124306 per share (including amounts paid pursuant to Section 2(a) above) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like); and (v) in the case of the Series E Preferred, $12.46236 per share (including amounts paid pursuant to Section 2(a) above) (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like).

(c)           Remaining Assets.  After the payment to the holders of Preferred Stock of the full preferential amount specified in Section 2(a) above, and the payment to the holders of Preferred Stock and Common Stock specified in Section 2(b) above, no further payments shall be made to the holders of Preferred Stock by reason thereof and any remaining assets of the Company shall be distributed with equal priority and pro rata among the holders of the Company’s Common Stock based on the number of shares of Common Stock held by each.

Notwithstanding the above, for purposes of determining the amount each holder of Preferred Stock is entitled to receive with respect to a Liquidation, each such holder of shares of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Preferred Stock into shares of Common Stock immediately prior to the Liquidation if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such Preferred Stock into shares of Common Stock.  If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph or has actually converted shares of Preferred Stock into Common Stock, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (and have not been deemed to have converted) into shares of Common Stock with respect to such shares

(d)           Liquidation.  Unless otherwise determined in writing by the holders of an aggregate of at least 60% of the Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-if converted to Common Stock basis), a “Liquidation” shall be deemed to be occasioned by, or to include: (i) the liquidation, dissolution or winding up of the Company; (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); (iii) a sale of all or substantially all of the assets of the Company; (iv) the closing of the transfer, in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company; or (v) an exclusive license of all or substantially all of the Company’s intellectual property; unless with respect to (ii) above, the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction (by virtue of securities retained or issued as consideration in such transaction or series of related transactions) hold at least a majority of the voting power of the surviving or acquiring entity (or parent thereof) in the same relative percentages after such transaction or series of related transactions as immediately prior to such transaction or series of related transactions.  Notwithstanding the prior sentence, the sale of shares of Preferred Stock by the Company in a financing transaction shall not be deemed a “Liquidation.”

(e)           Determination of Value if Proceeds Other than Cash.  In any Liquidation, if the proceeds received by the Company or its stockholders are other than cash, its value will be deemed its fair market value as reasonably determined by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.  Notwithstanding the foregoing, any securities shall be valued as follows:

(i)            Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A)          If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 20 trading-day period ending three trading days prior to the closing of the Liquidation;

(B)           If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 20 trading-day period ending three trading days prior to the closing of the Liquidation; and

(C)           If there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined by the Board of Directors.

3.             Conversion.  The Preferred Stock shall have conversion rights as follows:

(a)           Right to Convert.  Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Preferred Stock.  Each share of Preferred Stock shall be convertible into that number of fully-paid and nonassessable shares of Common Stock that is equal to: (i) in the case of the Series A Preferred, $0.09524 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series A Preferred) divided by the Series A Conversion Price (as hereinafter defined); (ii) in the case of the Series B Preferred, $0.44445 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series B Preferred) divided by the Series B Conversion Price; (iii) in the case of the Series C Preferred, $1.87585 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series C Preferred) divided by the Series C Conversion Price; (iv) in the case of the Series D Preferred, $3.04144 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series D Preferred) divided by the Series D Conversion Price; and (v) in the case of the Series E Preferred, $4.15412 (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series E Preferred) divided by the Series E Conversion Price.  The “Series A Conversion Price” shall initially be $0.09524, and shall be subject to adjustment as provided herein.  The “Series B Conversion Price” shall initially be $0.44445, and shall be subject to adjustment as provided herein.  The “Series C Conversion Price” shall initially be $1.87585, and shall be subject to adjustment as provided herein.  The “Series D Conversion Price” shall initially be $3.04144, and shall be subject to adjustment as provided herein.  The “Series E Conversion Price” shall initially be $4.15412, and shall be subject to adjustment as provided herein.

(b)           Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, for such share immediately upon the earlier to occur of: (1) the affirmative vote of more than 60% of the Preferred Stock (voting together as a single class and not as separate series, and on as-if converted to Common Stock basis), or (2) the consummation of a firmly underwritten public offering pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 or Form SB-2 (as defined in the Securities Act) or any successor form, provided, however, that the aggregate gross proceeds to the Company in such offering (prior to underwriting discounts and commissions) are not less than $30,000,000 and at a price per share not less than $5.40 per share of Common Stock (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like).

(c)           Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay the fair market value cash equivalent of such fractional share as determined by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.  For such purpose, all shares of Preferred Stock held by each holder shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.  Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificate(s) therefor, it shall surrender the Preferred Stock certificate or certificates, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert such shares; provided, however, that in the event of an automatic conversion pursuant to paragraph 3(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided further, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

The Company shall, as soon as practicable after delivery of the Preferred Stock certificate(s) to the Company, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared or accumulated but unpaid dividends on the converted Preferred Stock.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

(d)           Adjustments for Subdivisions or Combinations of Common Stock.  After the date of the filing of this Fifth Restated Certificate of Incorporation (the “Filing Date”), if the outstanding shares of Common Stock shall be subdivided (by stock split, stock dividend or otherwise), into a greater number of shares of Common Stock, or the Company fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for such additional shares of Common Stock (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  After the Filing Date, if the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(e)           Adjustments for Reclassification, Exchange and Substitution.  If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property of the Company or otherwise, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above or a Liquidation), concurrently with the effectiveness of such reorganization, reclassification or other event, the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or a number or amount of such other securities or property of the Company or otherwise equivalent to that received by a holder of the number of shares of Common Stock that were subject to receipt by the holders of Preferred Stock upon conversion of the Preferred Stock immediately prior to such change.

(f)            Adjustments for Reorganization, Merger, Consolidation or Sale of Assets.  If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property of the Company or otherwise, whether by a merger or consolidation of this Company with or into another entity, or the sale of all or substantially all of this Company’s properties and assets to any other person or entity (other than as provided for elsewhere in this Section 3 or a transaction subject to Section 2 above) then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of the then outstanding Preferred Stock, the number of shares of stock or other securities or property of the Company or otherwise, or of the successor entity resulting from such merger or consolidation or sale (or parent thereof), to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger consolidation or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the then outstanding Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price then in effect, as applicable, and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)           Adjustments for Dilutive Issuances.

(i)            After the Filing Date, if the Company shall issue or sell any shares of Common Stock (as actually issued or sold or, pursuant to paragraph (iii) below, deemed to be issued or sold) for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such issue or sale, then immediately upon such issue or sale the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, shall be reduced to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be equal to the number of shares of Calculated Securities (as defined below) outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock so issued or sold (or, pursuant to paragraph (iii) below, deemed to have been issued or sold) would purchase at the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, in effect immediately prior to such issuance or sale, and the denominator of which shall be equal to the number of shares of Calculated Securities outstanding immediately prior to such issue or sale plus the number of shares of Common Stock so issued or sold.  “Calculated Securities” means (A) all shares of Common Stock actually outstanding and (B) the number of shares of Common Stock ultimately deliverable upon full exercise, exchange or conversion of all outstanding Convertible Securities (as defined below). “Convertible Securities” shall mean any bonds, debentures, notes or other evidences of indebtedness, and any options, warrants, shares (including, but not limited to, shares of Preferred Stock) or any other securities convertible into, exercisable for, or exchangeable for Common Stock, directly or indirectly.

(ii)           For the purposes of paragraph (i) above, none of the following issuances shall be considered the issuance or sale of Common Stock (including pursuant to paragraph (iii) below):

(A)          The issuance of Common Stock upon the conversion of any Convertible Securities outstanding as of the Filing Date.

(B)           The issuance of any Common Stock or Convertible Securities as a dividend on the Company’s capital stock for which appropriate adjustment is otherwise made pursuant to this Section 3 or in connection with any stock split, stock dividend or recapitalization of the Company.

(C)           The issuance of shares of Common Stock or options, warrants or rights to purchase Common Stock to employees, consultants, officers or directors for the primary purpose of soliciting or retaining their services pursuant to any stock plans or other arrangements approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

(D)          The issuance of shares of Common Stock or Convertible Securities to lenders, financial institutions, equipment lessors or real estate lessors to the Company in connection with bona fide borrowing or leasing transactions primarily for other than equity financing purposes and approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

(E)           The issuance of Common Stock or Convertible Securities pursuant to the bona fide acquisition of another entity by the Company by merger, purchase of all or substantially all of the assets or shares, or other reorganization whereby the Company or its stockholders will own not less than a majority of the voting power of the surviving or successor business (or parent thereof), or the acquisition of technology or other intellectual property by outright purchase or exclusive license, in each case as approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

(F)           The issuance of shares of Common Stock or Convertible Securities to vendors or customers of the Company, or to other persons in similar commercial or arrangements with the Company primarily for other than equity financing purposes and approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

(G)           The issuance of shares of Common Stock or Convertible Securities in connection with corporate partnering transactions primarily for other than equity financing purposes and approved by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.

(H)          The issuance of shares of Common Stock or Convertible Securities in a transaction other than as described in (A) through (G) above, provided that such issuance is approved by at least a majority of the directors elected by the holders of Preferred Stock then serving on the Board of Directors.

(iii)                  For the purposes of paragraphs (i) and (ii) above, in the case of the issuance of options or warrants to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities, the following subparagraphs (A) to (F), inclusive, shall also apply for purposes of determining the number of shares of Common Stock issued and the consideration paid therefore:

(A)          The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of options or warrants to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsection 3(g)(iii)(F)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum exercise price provided in such options, warrants or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(B)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any convertible or exchangeable securities or upon the exercise of options or warrants to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options, warrants or rights

(excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities and the exercise of any such options, warrants or rights (the consideration in each case to be determined in the manner provided in subsection 3(g)(iii)(F)).

(C)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options, warrants or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, to the extent in any way affected by or computed using such options, warrants, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options, warrants or rights or the conversion or exchange of such securities.

(D)          Upon the expiration of any such options, warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, to the extent in any way affected by or computed using such options, warrants, rights or securities or options, warrants or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options, warrants or rights, upon the conversion or exchange of such securities or upon the exercise of the options, warrants or rights related to such securities.

(E)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(iii)(A) and (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(iii)(C) and (D)).

(F)           In case at any time any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors.  In case any shares of Common Stock or Convertible Securities or any rights or options or warrants to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors, after deducting therefrom all cash and other consideration (if any) paid by the Company in connection with such merger.

(h)           No Impairment.  The Company will not, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action taken without the approval of the holders of 60% of the Preferred Stock (voting together as a single class and not as separate series, and on an as-if converted to Common Stock basis), avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out of all the provision of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

(i)            Certificate of Adjustments.  Upon the occurrence of each adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment and furnish to each holder of Preferred Stock a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.  The Company shall, upon the written request at any time of any holder of Preferred Stock, furnish to such holder a like certificate setting forth (i) any and all adjustments made to the Preferred Stock since the date of the first issuance of Preferred Stock, (ii) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(j)            Notices of Record Date.  In the event that the Company shall propose at any time (i) to declare any dividend or other distribution or take a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right; (ii) to effect any reclassification or recapitalization; or (iii) to effect a Liquidation; then, in connection with each such event, the Company shall send to the holders of the Preferred Stock at least 20 days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in clause (iii) above.  The first of such notices with respect to the matters referred to in clause (iii) above shall describe the material terms and conditions of the impending transaction and the provisions of the Liquidation, and the Company shall thereafter give such holders prompt notice of any material changes.  The Liquidation shall in no event take place sooner than 20 days after the Company has given the first notice provided for herein or sooner than 10 days after the Company has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent at least 60% of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-if converted to Common Stock basis).

(k)           Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Fifth Restated Certificate of Incorporation.

4.             Voting.

(a)           General.  Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b)           Preferred Stock.  Each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock held by such holder could then be converted.  The holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.  Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(c)           Election of Directors.  So long as not less than 5,000,000 shares of the Series A Preferred (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series A Preferred) remain outstanding, the holders of the Series A Preferred, voting separately as a single class and on an as-if converted to Common Stock basis, shall be entitled to elect two directors.  So long as not less than 5,000,000 shares of the Series B Preferred (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series B Preferred) remain outstanding, the holders of the Series B Preferred, voting separately as a single class and on an as-if converted to Common Stock basis, shall be entitled to elect one director.  So long as not less than 5,000,000 shares of the Series C Preferred (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations, reorganizations and the like with respect to the Series C Preferred) remain outstanding, the holders of the Series C Preferred, voting separately as a single class and on an as-if converted to Common Stock basis, shall be entitled to elect one director.    The holders of Common Stock, voting separately as a single class, shall be entitled to elect one director. The holders of the Common Stock and the Preferred Stock, voting together as a single class and not as separate series, and on an as-if converted to Common Stock basis, shall be entitled to elect all other directors of the Company, if any.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Fifth Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders.  Any director elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

5.                                       Amendments and Changes.

(a)           Approval by Preferred Stock.  Notwithstanding Section 4 above, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of more than 60% of the Preferred Stock then outstanding, voting together as a separate class and on an as-if converted to Common Stock basis:

(i)                alter, change or amend the rights, privileges or preferences expressly afforded the Preferred Stock;

(ii)               amend or waive (directly or indirectly, by merger or otherwise) this Fifth Restated Certificate of Incorporation or the bylaws of the Company in any way that materially and adversely affects the interests of the Preferred Stock;

(iii)              increase or decrease the number of shares of Preferred Stock or of any series of Preferred Stock that the Company shall have the authority to issue;

(iv)              authorize, create or issue (directly or indirectly, by merger or otherwise) any securities (including any other security convertible into or exercisable for any such securities) of the Company having rights, preferences or privileges which are senior to, or pari passu with, any of the rights of any of the Preferred Stock;

(v)               reissue any shares of Preferred Stock acquired by the Company;

(vi)              consummate any Liquidation;

(vii)             change the authorized number of directors of the Company or the manner in which the directors of the Company are elected;

(viii)            take any action that results in the issuance of any shares of the Company’s capital stock by a subsidiary of the Company to any third party;

(ix)               redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal or any redemption pursuant to Section 6 hereof;

(x)                effect any reclassification or other change of any stock or any recapitalization of the Company;

(xi)               pay any dividend or other distribution on any outstanding stock; or

(xii)                                         amend any provision of this Section 5(a).

(b)           Approval by Series A Preferred.  Notwithstanding Section 4 or Section 5(a) above, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of more than 60% of the Series A Preferred voting as a separate class:

(i)                alter, change or amend the powers, preferences or special rights of the Series A Preferred so as to affect them adversely, which alteration, change or amendment does not so affect all Preferred Stock;

(ii)               increase or decrease the number of shares of Series A Preferred;

(iii)              change the authorized number of directors of the Company to be elected by the Series A Preferred voting as a separate class, or the manner in which those directors are elected;  or

(iv)             amend any provision of this Section 5(b).

(c)           Approval by Series B Preferred.  Notwithstanding Section 4 or Section 5(a) above, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of more than 60% of the Series B Preferred then outstanding, voting as a separate class:

(i)                alter, change or amend the powers, preferences or special rights of the Series B Preferred so as to affect them adversely, which alteration, change or amendment does not so affect all Preferred Stock;

(ii)               increase or decrease the number of shares of Series B Preferred; or

(iii)              change the authorized number of directors of the Company to be elected by the Series B Preferred voting as a separate class, or the manner in which those directors are elected;  or

(iv)              amend any provision of this Section 5(c).

(d)           Approval by Series C Preferred.  Notwithstanding Section 4 or Section 5(a) above, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of more than 60% of the Series C Preferred voting as a separate class:

(i)                alter, change or amend the powers, preferences or special rights of the Series C Preferred so as to affect them adversely, which alteration, change or amendment does not so affect all Preferred Stock;

(ii)               increase or decrease the number of shares of Series C Preferred;

(iii)              change the authorized number of directors of the Company to be elected by the Series C Preferred voting as a separate class, or the manner in which those directors are elected;  or

(iv)             amend any provision of this Section 5(d).

(e)           Approval by Series D Preferred.  Notwithstanding Section 4 or Section 5(a) above, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of more than 60% of the Series D Preferred voting as a separate class:

(i)                alter, change or amend the powers, preferences or special rights of the Series D Preferred so as to affect them adversely, which alteration, change or amendment does not so affect all Preferred Stock;

(ii)               increase or decrease the number of shares of Series D Preferred; or

(iii)              amend any provision of this Section 5(e).

(f)            Approval by Series E Preferred.  Notwithstanding Section 4 or Section 5(a) above, the Company shall not (by amendment, merger, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of more than 60% of the Series E Preferred voting as a separate class:

(i)                alter, change or amend the powers, preferences or special rights of the Series E Preferred so as to affect them adversely, which alteration, change or amendment does not so affect all Preferred Stock;

(ii)               increase or decrease the number of shares of Series E Preferred; or

(iii)              amend any provision of this Section 5(f).

(g)          Approval by Preferred Stock and Common Stock.  The number of authorized shares of Common Stock may be increased or decreased (but not below the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock to be reserved for issuance upon conversion of outstanding convertible securities or upon exercise of outstanding options) by the affirmative vote of the holders of a majority of the stock of the Company (voting together on an as-if-converted basis).

6.             Redemption.  The Preferred Stock shall be redeemable as follows:

(a)           At any time after March 4, 2016, upon the affirmative vote or written consent of the holders of greater than 60% of the then-outstanding shares of Preferred Stock (the “Redemption Request”), the Company shall redeem for the Redemption Price (as defined below) as provided herein from any source of funds legally available therefor on each of the respective Redemption Dates (as defined below), the Preferred Stock in three equal annual installments of one-third of the outstanding shares of Preferred Stock to be redeemed.  The redemption date for each annual redemption of shares pursuant to this subsection (the “Redemption Date”) shall be (i) for the first such installment, a date determined by the Company falling not later than 60 days after the date the Company has received a Redemption Request and (ii) for the second and third installments, on the first and second anniversary, respectively, of the first Redemption Date (or if such date falls on a weekend or bank holiday, the next business day).  The shares of Preferred Stock not redeemed pursuant to this Section 6(a) as of a certain Redemption Date shall remain outstanding and shall be entitled to all the rights and preferences provided herein.

(b)           The “Redemption Price” shall mean the greater of (i)(A) in the case of the Series A Preferred, $0.09524 per share (as adjusted for any stock splits, stock dividends or distributions, reverse stock splits, stock combinations, recapitalizations, and similar events), plus any declared but unpaid dividends payable on each such share to be redeemed, (B) in the case of the Series B Preferred, $0.44445 per share (as adjusted for any stock splits, stock dividends or distributions, reverse stock splits, stock combinations, recapitalizations, and similar events), plus any declared but unpaid dividends payable on each such share to be redeemed, (C) in the case of the Series C Preferred, $1.87585 per share (as adjusted for any stock splits, stock dividends or distributions, reverse stock splits, stock combinations, recapitalizations, and similar events), (D) in the case of the Series D Preferred, $3.04144 per share (as adjusted for any stock splits, stock dividends or distributions, reverse stock splits, stock combinations, recapitalizations, and similar events), plus any declared but unpaid dividends payable on each such share to be redeemed and (E) in the case of the Series E Preferred, $4.15412 per share (as adjusted for any stock splits, stock dividends or distributions, reverse stock splits, stock combinations, recapitalizations, and similar events), plus any declared but unpaid dividends payable on each such share to be redeemed; and (ii) the fair market value of each respective series of the Preferred Stock, as determined by the Board of Directors, with the approval of at least 60% of the directors then serving on the Board of Directors, on the date of the Redemption Request.

(c)           Within 15 days of the Company’s receipt of a Redemption Request, the Company will mail written notice, first class postage prepaid, to each holder of record (at the close of business on the business day preceding the day on which notice is given) of Preferred Stock to be redeemed, at the address for such holder as it appears on the stock transfer books of the Company, notifying such holder of the redemption, specifying the Redemption Dates upon which the Company shall satisfy the Redemption Request, the applicable Redemption Price, the place at which payment may be obtained and the date on which such holder’s conversion rights as to such shares terminate with respect to shares to be redeemed, asking such holder to indicate the number of shares he, she or it desires to have redeemed and calling upon such holder to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).  On or after each Redemption Date, each holder of shares to be redeemed shall surrender to the Company the certificate or certificates representing such shares to be redeemed, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event that less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(d)           From and after each Redemption Date, all rights of the holders of the shares theretofore redeemed (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.  In the event that shares of Preferred Stock are not redeemed due to a default in payment by the Company, or the Company is unable to pay the Redemption Price due to not having sufficient legally available funds, the shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and a new certificate shall be issued representing the unredeemed shares.

(e)           If the funds of the Company legally available for redemption of the Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares requested to be redeemed pursuant to this Section 6 on such Redemption Date, those funds which are legally available will be used to redeem the maximum number of shares of Preferred Stock that may be redeemed, such redemption to be effected ratably among the holders of such Preferred Stock in proportion to the number of shares of Preferred Stock then held.  The shares of Preferred Stock not redeemed pursuant to this Section 6(e) shall remain outstanding and shall be entitled to all the rights and preferences provided herein.  At any time thereafter, when additional funds of the Company are legally available for the redemption of the Preferred Stock specified for redemption pursuant to this Section 6, such funds will be used reasonably promptly to redeem the balance of such shares which the Company has become obligated to redeem pursuant to this Section 6, on the same terms and conditions as are set forth above.

7.             Notices.  Any notice required by the provisions of this Article FOURTH to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, if deposited with a nationally recognized overnight courier, or if personally delivered, and addressed to each holder of record at such holder’s address appearing on the books of the Company.

8.             Status of Converted Stock.  In the event any shares of Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled and shall not be issuable by the Company.  The Fifth Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the Company’s authorized capital stock.

C.            Common Stock.  The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article FOURTH (C).

1.             Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

2.             Liquidation Rights.  Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article FOURTH (B) hereof.

3.             Redemption.  The Common Stock is not redeemable.

4.             Voting Rights.  The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company, and shall be entitled to vote upon such matters and in such manner as may be provided by law.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

FIFTH

The Board of Directors shall have the power, subject to the provisions of Section 5 of Article FOURTH(B) hereof, to adopt, amend and repeal the bylaws of the Company (except insofar as the bylaws of the Company as adopted by action of the stockholders of the Company shall otherwise provide and except as otherwise provided in this Fifth Restated Certificate of Incorporation).  Any bylaws made by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders, and the powers conferred in this Article FIFTH shall not abrogate the right of the stockholders to adopt, amend and repeal bylaws.

SIXTH

Election of directors need not be by written ballot unless the bylaws of the Company shall so provide.

SEVENTH

Except as otherwise set forth herein, the Company reserves the right to amend the provisions in this Fifth Restated Certificate of Incorporation and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

EIGHTH

A.            To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the Delaware General Corporation Law is amended after the Filing Date to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

B.            The Company may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he/she, his/her testator or intestate is or was a director, officer or employee of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer or employee at the request of the Company or any predecessor to the Company to the same extent as permitted by law.

C.            Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of the Company’s Certificate of Incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring or any action or proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

D.            The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

NINTH

In the event that a director of the Company who is also a partner, member or employee of a holder of Preferred Stock (or of the general partner or management company of such holder) acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and such holder of Preferred Stock, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Company to the fullest extent permitted by law shall waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Company or any of its affiliates, if such director acts in a manner consistent with the following policy:  A corporate opportunity offered to any person who is a director of the Company and who is also a partner, member or employee of a holder of Preferred Stock (or of the general partner or management company of such holder) shall belong to such holder of Preferred Stock, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Company.